Exhibit 99.1

Contacts:	ProFrac Holding Corp.
Lance Turner – Chief Financial Officer
Bryan Wheatly – Director, Investor Relations
investors@profrac.com

Dennard Lascar Investor Relations
Ken Dennard / Rick Black
ACDC@dennardlascar.com

ProFrac Holding Corp. Completes Acquisition of Performance Proppants and Upsize of ABL Credit Facility

WILLOW PARK, TX – February 27, 2023 – ProFrac Holding Corp. (NASDAQ: ACDC) (“ProFrac” or the “Company”) announced today that it has successfully completed its acquisition of Performance Proppants, making it the largest in-basin proppant producer serving the Haynesville. ProFrac acquired Performance Proppants for approximately $475 million, consisting of $469 million in cash and the remainder in shares of ProFrac Class A common stock.

Ladd Wilks, ProFrac’s Chief Executive Officer, stated, “This transaction greatly enhances ProFrac’s vertical integration strategy and demonstrates our commitment to the Haynesville, which we believe is a significant source of long-term opportunity. Additionally, it makes the Company the largest provider of in-basin sand in North America. With four mines totaling 10.4 million tons per year of high-quality proppant production capacity serving the core of the Haynesville, ProFrac will be well positioned to secure supply for our fleets, enhance fleet utilization and add additional value to our customers.”

Matt Wilks, ProFrac’s Executive Chairman, added, “Currently we are supplying less than one third of the sand pumped by our fleets. Our leading in-basin mine footprint across the Permian, Eagle Ford and Haynesville creates a substantial opportunity for us to grow the share of internally sourced proppant that we pump for our customers. With 22.6 million tons of annual production capacity strategically located in key markets, we believe we can deliver reduced overall completion costs for our customers while expanding the profitability of our fleets.”

Additionally, ProFrac entered into the Fourth Amendment to the ABL Credit Facility (the ABL Credit Facility as amended by the Fourth Amendment, the “Amended Credit Facility”). Under the Amended Credit Facility, the aggregate Maximum Revolver Amount was increased from $280 million to $400 million.

In connection with the Performance Proppants acquisition, ProFrac borrowed approximately $298 million under the Amended Credit Facility, leaving total availability of roughly $79 million, including letters of credit. Immediately prior to this draw, there were no amounts outstanding under the Amended Credit Facility with the exception of outstanding letters of credit.

Piper Sandler & Co. served as exclusive financial advisor to ProFrac and Winston & Strawn and Lowenstein Sandler LLP served as ProFrac’s legal advisors, all in connection with the acquisition of Performance Proppants. Brown Rudnick LLP acted as legal counsel to ProFrac in connection with the Amended Credit Facility. Stephens & Company served as exclusive financial advisor to Performance Proppants, and Brownstein Hyatt Farber Schreck, LLP served as Performance Proppants’ legal counsel.

About ProFrac Holding Corp.

ProFrac Holding Corp. is a growth-oriented, vertically integrated and innovation-driven energy services company providing hydraulic fracturing, completion services and other complementary products and services to leading upstream oil and gas companies engaged in the exploration and production (“E&P”) of North American unconventional oil and natural gas resources. Founded in 2016, the Company was built to be the go-to service provider for E&P companies’ most demanding hydraulic fracturing needs. ProFrac is focused on employing new technologies to significantly reduce “greenhouse gas” emissions and increase efficiency in what has historically been an emissions-intensive component of the unconventional E&P development process. For more information, please visit the Company’s website, https://www.pfholdingscorp.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, the reader can identify forward-looking statements by words such as “may,” “should,” “would,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Forward-looking statements relate to future events or the Company’s future financial or operating performance. These forward-looking statements include, among other things, statements regarding: the anticipated benefits of the Company’s acquisition of Performance Proppants sand mining operations, including benefits associated with scaling the Company’s vertically integrated business model, increasing the Company’s sand mining capabilities and sand supply, improving the Company’s operational efficiency, increasing value to customers and realizing potential cost savings; and the Company’s estimates of the future production capacity of the Company’s sand mining operations in future periods. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the risk that the Company will not realize the anticipated benefits of the Performance Proppants Acquisition; the ability to effectively scale the Company’s operations and integrate acquired assets and personnel into the Company’s existing business model; the Company’s ability to execute its business strategy and plans for growth, including with respect to the expansion of its sand mining operations; the failure to operationalize the acquired Haynesville sand mining operations in a timely manner or at all; industry conditions, including fluctuations in supply, demand and prices for the Company’s products and services; global and regional economic and financial conditions; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.